                                                                    Exhibit 10.1

                                VOTING AGREEMENT

   THIS VOTING AGREEMENT (the "Agreement") dated as of October 24, 2000 is by and between Career Education Corporation, a Delaware corporation (the "Acquiror"), and the other parties signatory hereto (each a "Shareholder").

                                    RECITALS

   Acquiror, EI Acquisition, Inc., a Delaware limited liability company and a direct wholly-owned subsidiary of Acquiror ("Acquisition Sub"), and EduTrek International, Inc., a Georgia corporation (the "Company"), are negotiating an Agreement and Plan of Merger (as such agreement may be executed and amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), a draft of which has been circulated to the parties, pursuant to which (and subject to the terms and conditions specified therein) the Acquisition Sub will be merged with and into the Company (the "Merger"), whereby each share of class A common stock, no par value, of the Company and each share of class B common stock, no par value, of the Company (collectively, the "Company Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration, other than (i) shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary of the Company or by Acquiror and (ii) Dissenting Shares.

   As a condition to Acquiror's negotiating and entering into the Merger Agreement, Acquiror requires that each Shareholder enter into, and each such Shareholder has agreed to enter into, this Agreement with Acquiror.

                                   AGREEMENT

   To implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder hereby severally and not jointly represents and warrants to Acquiror as follows:

      (a) OWNERSHIP OF SHARES. (i) Such Shareholder is either (a) the record holder or beneficial owner, either alone or with such Shareholder's spouse, of the number of or (b) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee") of shares of Company Common Stock as is set forth opposite such Shareholder's name on Schedule 1(a) hereto (such shares shall constitute the "Existing Shares", and together with any shares of Company Common Stock acquired of record or beneficially by such Shareholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, shall constitute the "Shares").

         (i) On the date hereof, the Existing Shares set forth opposite such Shareholder's name on Schedule 1(a) hereto constitute all of the outstanding shares of Company Common Stock owned of record or beneficially by such Shareholder. Such Shareholder does not have record or beneficial ownership of any Shares not set forth on
      Schedule 1(a) hereto.

         (ii) Such Shareholder has sole power of disposition with respect to all of the Existing Shares set forth opposite such Shareholder's name on Schedule 1(a) and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares set forth opposite such Shareholder's name on Schedule 1(a), with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

       (b) POWER; BINDING AGREEMENT. Such Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party or by which such Shareholder is bound including, without limitation, any trust agreement, voting agreement, shareholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles and by any implied covenant of good faith and fair dealing. There is no beneficiary of or holder of interest in any trust of which a Shareholder is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Shareholder is married and such Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such person in accordance with its terms.

       (c) NO CONFLICTS. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, and the expiration or termination of any applicable waiting period thereunder, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, partnership agreement or other agreements or organizational documents applicable to such Shareholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

       (d) LIENS. Such Shareholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or listed on Schedule 1(d).

       (e) BROKERS. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder in his or her capacity as such.

       (f) ACKNOWLEDGMENT. Such Shareholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement with Acquiror.

     2. CERTAIN COVENANTS OF SHAREHOLDERS. Except in accordance with the terms of this Agreement, each Shareholder hereby severally covenants and agrees as follows:

       (a) NO SOLICITATION. Prior to the termination of the Merger Agreement in accordance with its terms, no Shareholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Acquiror, Acquisition Sub or any affiliate thereof) with respect to the Company that constitutes or could be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement). If any Shareholder in its capacity as such receives any such inquiry or proposal, then such Shareholder shall promptly inform Acquiror in writing of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Shareholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

       (b) RESTRICTION ON TRANSFER, PROXIES AND NONINTERFERENCE; RESTRICTION ON WITHDRAWAL. Prior to the termination of the Merger Agreement in accordance with its terms, no Shareholder shall, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement and to Acquiror pursuant to this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of such Shareholder's Shares or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees in a writing executed by the Acquiror to become bound by this Agreement; (ii) grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder's obligations under this Agreement. For purposes of the Agreement, "Permitted Transferees" means, with respect to a Shareholder, any of the following persons: (a) the spouse of such Shareholder, provided that at all relevant times of determination such Shareholder is not separated or divorced from, or is not involved in separation or divorce proceedings with, such spouse; (b) the issue of such Shareholder; (c) a trust of which there are no principal beneficiaries other than (i) such Shareholder, (ii) such Shareholder's spouse (provided that at all relevant times of determination such Shareholder is not separated or divorced from, or is not involved in separation or divorce proceedings with, such spouse), or (iii) the issue of such Shareholder; (d) the legal representative of such Shareholder in the event such Shareholder becomes mentally incompetent; and (e) the beneficiaries under (i) the will of such Shareholder or the will of such Shareholder's spouse, or (ii) a trust described in clause
    (c) above.

       (c) WAIVER OF APPRAISAL AND DISSENTER'S RIGHTS. Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have. Each Trustee represents that no beneficiary who is a beneficial owner of Shares under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

       (d) NO TERMINATION OR CLOSURE OF TRUSTS. Unless, in connection therewith, the Shares held by any trust which are presently subject to the terms of this Agreement are transferred upon termination to one or more Shareholders and remain subject in all respects to the terms of this Agreement, or other Permitted Transferees who upon receipt of such Shares become signatories to this Agreement, the Shareholders who are Trustees shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the termination of the Merger Agreement in accordance with its terms.

       (e) VOTING OF COMPANY STOCK. Each Shareholder hereby agrees that, prior to the termination of the Merger Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock, he will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Shares, except as otherwise agreed to in writing in advance by the Acquiror in its sole discretion, in favor of any business combination with Acquiror and against the following actions: (a) any Acquisition Proposal (as defined in the Merger Agreement) or (b) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by this Agreement or the Merger Agreement. Each Shareholder agrees that he will not enter into any agreement or understanding with any Person the intended or reasonably anticipated effect of which would be inconsistent with or violative of any provision contained in this
    Section 3(e).

       (f) GRANT OF PROXY; APPOINTMENT OF PROXY. Each Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. Prior to the termination of the Merger Agreement in accordance with its terms, each Shareholder hereby irrevocably grants to, and appoints, Acquiror, or any nominee of Acquiror, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to (1) exercise any rights as a shareholder of the Company, including but not limited to those in connection with calling a special meeting and all matters ancillary there to of shareholders to vote on the Merger or (2) vote the Existing Shares at every annual, special, or adjourned meeting or grant a consent or approval in respect of the Shares in favor of any business combination proposed by Acquiror, and against the following actions (a) any Acquisition Proposal (as defined in the Merger Agreement) or (b) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by this Agreement or the Merger Agreement. Each Shareholder shall have no claim against such proxy and attorney-in-fact, for any action taken, decision made or instruction given by such proxy and attorney-in-fact on accordance with this Agreement or the Merger Agreement. Such proxy is irrevocable and the appointment is coupled with an interest in the Shares.

     3. GENERAL RELEASE.

       (a) In consideration of the Acquiror's consummation of the Merger in accordance with the terms and conditions of the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder, for himself, herself or itself and each of his, her or its heirs, executors, successors, and assigns (collectively, the "Releasors"), hereby forever releases the Buyer, Acquisition Sub, the Company and each of their respective predecessors, successors, and past and present shareholders or unitholders, directors, officers, employees, agents, and representatives (collectively, the "General Released Parties") from any and all claims, demands and causes of action of every kind and nature whether arising from his, her or its purchase of stock of the Company (pursuant to that certain Subscription Agreement, dated as of September 8, 2000, or otherwise) his or her employment by the Company or otherwise (including, without limitation, claims for damages, costs, expenses and attorneys', brokers' and accountants' fees and expenses), whether known or unknown, suspected or unsuspected, that the Releasors now have or at any time prior to the date of this General Release may have had or could have asserted against any of the General Released Parties (collectively, the "General Released Claims"). Notwithstanding anything to the contrary in this General Release, Releasors are not releasing any of their rights under this Agreement, the Merger Agreement or any agreement executed in connection with the Merger Agreement or any of their rights to indemnification from the Company that exist as of the date hereof with respect to their actions as officers or directors of the Company.

       (b) The Releasors hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any General Released Party based upon any General Released Claim.

       (c) The Shareholder has read and understands this General Release, has had the opportunity to consult with an attorney prior to signing it, and voluntarily enters into it with full knowledge of its terms and conditions and that such terms and conditions are binding on him, her or its.

       (d) This Section 3 will be effective upon the effective time of the Merger in the Merger Agreement.

     4. RESIGNATION. Each Shareholder hereby resigns, effective upon the effective time of the Merger, from all such Shareholder's positions with the Company including, without limitation, positions on the board of Directors of the Company and the Governing Board of the Company and all positions as an officer or employee of the Company.

     5. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

     6. CERTAIN EVENTS. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Shareholder's heirs, guardians, administrators or successors or as a result of any divorce.

     7. STOP TRANSFER. Each Shareholder agrees with, and covenants to, Acquiror that such Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares, unless such transfer is made in compliance with this Agreement.

     8. TERMINATION. The obligations set forth in this Agreement, other than those set forth in Sections 2, 3, 8 and 9, will terminate upon termination of the Merger Agreement in accordance with its terms. The obligations set forth in Section 2 will terminate on the earlier of (i) termination of the Merger Agreement pursuant to Section 8.1(d) therefore and (ii) May 21, 2001.

     9. MISCELLANEOUS.

       (a) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with the Merger Agreement (and the Exhibits and Schedule thereto) (i) constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other party.

       (b) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that Schedule 1(a) may be supplemented by Acquiror by adding the name and other relevant information concerning any Shareholder of the Company who is or agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added Shareholder shall be treated as a "Shareholder" for all purposes of this Agreement.

       (c) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given; as of the date of delivery, if delivered personally; upon receipt of confirmation, if telecopied or upon the next business day when delivered during normal business hours to an overnight courier service, such as Federal Express, in each case to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice; unless the sending party has knowledge that such notice or other communication hereunder was not received by the intended recipient:

      If to Steve Bostic, Bostic Family Limited Partnership or The Bostic Family Foundation, Inc., to:

              75 Fourteenth Street, #4640
              Atlanta, Georgia 30309

      with a copy to:

              Smith, Gambrell & Russell, LLP
              Promenade II, Suite 3100
              1230 Peachtree Street, N.E.
              Atlanta, Georgia 30309-3592
              Attn: A. Jay Schwartz, Esq.
              Fax: (404) 814-6932

      If to Alice Bostic, to :

              320 Wilderlake Court
              Atlanta, Georgia 30328

      with a copy to:

              _____________________________________
              _____________________________________
              _____________________________________
              _____________________________________

      If to Acquiror:

              Career Education Corporation
              2895 Greenspoint Parkway
              Suite 600
              Hoffman Estates, Illinois 60195
              Attn: Chief Financial Officer
              Fax: (847) 781-3610

      with a copy to:

              Katten Muchin Zavis
              525 West Monroe Street, Suite 1600
              Chicago, IL 60661-3693
              Attn: David J. Kaufman
              Fax: 312/577-8641

    or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

       (d) GOVERNING LAW. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof.

        (e) COSTS. The parties will each be solely responsible for and bear all of its own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors, incurred at any time in connection with pursuing or consummating the Agreement and the transactions contemplated thereby.

       (f) ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

       (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

       (h) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

       (i) SEVERABILITY. If any term or provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

       (j) DEFINITIONS; CONSTRUCTION. For purposes of this Agreement:

         (i) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange
      Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

         (ii) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

         (iii) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. In addition, in the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing the Acquiror's rights hereunder, the number and kind of shares or ecurities subject to the Option and the purchase price per Share (but not the total purchase price) shall be appropriately and equitably adjusted so that the Acquiror shall receive upon exercise or the Acquiror Option the number and class of shares or other securities or property that the Acquiror would have received in respect of the Shares purchasable upon exercise of the Acquiror Option if the Acquiror Option had been exercised immediately prior to such event. Each Shareholder shall take such steps in connection with such consolidation, merger, liquidation or other such action as may be necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Acquiror Option.

       (k) SHAREHOLDER CAPACITY. Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. Each Shareholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Shareholder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Shareholder's Shares.

                            [signature page follows]

  IN WITNESS WHEREOF, Acquiror and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          Career Education Corporation

                                                   /s/ Patrick K. Pesch
                                          By: _________________________________
                                                      Patrick K. Pesch
                                                  Chief Financial Officer

                                          SHAREHOLDERS:

                                                     /s/ S. Bostic
                                          _____________________________________
                                                    R. Steven Bostic

                                                   /s/ Alice Bostic
                                          _____________________________________
                                                     Alice Bostic

                                          Bostic Family Limited Partnership

                                                     /s/ S. Bostic
                                          _____________________________________
                                          By: R. Steven Bostic
                                          Its: General Partner

                                          The Bostic Family Foundation, Inc.

                                                     /s/ S. Bostic
                                          _____________________________________
                                          By: R. Steven Bostic
                                          Its: President

                                 SCHEDULE 1(a)

                                                              Number of Shares
                                                              -----------------
                                                              Class A  Class B
                                                              Common   Common
        Record Holder                                          Stock    Stock
        -------------                                         ------- ---------
R. Steven Bostic............................................. 459,772 3,890,817
Alice Bostic.................................................     N/A 2,866,150
Bostic Family Limited Partnership............................     N/A   602,700
The Bostic Family Foundation, Inc............................  42,000       N/A

                                 SCHEDULE 1(d)

                                     None.